Exhibit 99.1


Investor Contact                                              Media Contact
----------------                                              -------------

Alan Ginsberg                                                 Jon Morgan
Chief Financial Officer                                       Kekst and Company
212-785-2500                                                  212-521-4800


           EAGLE BULK SHIPPING, INC. TAKES DELIVERY OF ELEVENTH VESSEL

              -- Supramax Bulker Osprey I Joins Eagle Bulk Fleet --


New York, NY, August 31, 2005 -- Eagle Bulk Shipping Inc. (NASD: EGLE), the largest U.S. based owner of Handymax dry bulk vessels, today announced that it has taken delivery of its eleventh vessel, the Osprey I, a 50,206 dwt Supramax dry bulk carrier built 2002. The vessel, which is the seventh Supramax bulk carrier to join the Eagle fleet, will immediately begin service under a time charter at the rate of $21,000 per day, expiring between July 2008 and November 2008.

Sophocles N. Zoullas, Chairman and Chief Executive Officer, commented, "Eagle Bulk has met its stage one vessel acquisition goals by adding the Osprey I, the third vessel Eagle has taken delivery of since our initial public offering, and the eleventh vessel to join the Eagle fleet overall. Moreover, as a sister-ship to four existing Eagle vessels, the Osprey I provides both scheduling and operating efficiencies.

"The delivery of the Osprey I further enhances the Company's ability to benefit from the growing global demand for dry bulk shipping, and is consistent with management's confidence in the operating superiority of Supramax bulk carriers," Mr. Zoullas concluded.

About Eagle Bulk Shipping Inc.
------------------------------

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York City. We are the largest U.S. based owner of Handymax dry bulk vessels, which are dry bulk vessels range in size from 35,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet primarily pursuant to one- to three-year time charters to allow us to take advantage of the stable cash flow and high utilization rates that are associated with medium- to long-term time charters.

Forward-Looking Statement
-------------------------

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at www.eagleships.com


25083.0001 #598474